UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2011

Kaiser Aluminum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52105	943030279
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-614-1740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2011, Kaiser Aluminum Corporation (the "Company") announced the expected retirement of James E. McAuliffe, Jr., 66, the Company’s Senior Vice President – Human Resources, in April 2012, the commencement of the transition of Mr. McAuliffe’s responsibilities to John M. Donnan, 50, the Company’s Senior Vice President, General Counsel and Secretary, effective upon Mr. McAuliffe’s retirement and Mr. Donnan’s relocation to the Company’s corporate headquarters in Foothill Ranch, California in connection with the transition. Mr. Donnan joined the Company’s legal department in 1993 and has served as the Company’s General Counsel since January 2005. In addition to the Company’s human resource function, Mr. Donnan will continue to manage the Company’s corporate legal, compliance, internal audit, environmental, safety and quality functions. In connection with Mr. Donnan’s assumption of additional responsibilities and relocation, on June 28, 2011, the compensation committee of the Company's board of directors approved adjustments to Mr. Donnan’s compensation package effective July 1, 2011 to (i) increase his annual base salary from $311,000 to $355,000; (ii) increase his target short-term incentive target from $158,000 to $220,000; and (iii) increase his incentive target under the 2011-2013 long-term incentive plan from $375,000 to $450,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaiser Aluminum Corporation

July 1, 2011	By:	/s/ Cherrie I. Tsai

Name: Cherrie I. Tsai
Title: Assistant General Counsel